AT

ARNO THERAPEUTICS, INC.

COMMON STOCK

Incorporated under the laws of the State of Delaware

CUSIP 042564 10 4

see reverse side for certain definitions

this certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.001, OF

Arno Therapeutics, Inc., transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

ARNO THERAPEUTICS, INC. CORPORATE SEAL 2008 DELAWARE

PRESIDENT

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

SALES: JAYNE DICKINSON 708-385-9112

7 / LIVE JOBS / A / ARNO 30180 FC

PRODUCTION COORDINATOR: CORBIN MATLOCK 931-490-7660
PROOF OF: JUNE 5, 2008
ARNO THERAPEUTICS, INC.
TSB 30180 FC

OPERATOR: AP / DC

Rev. 3

COLORS SELECTED FOR PRINTING: Intaglio prints in SC-11 Orange.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT–	................Custodian................... (Cust) (Minor)
TEN ENT	– as tenants by the entireties		under Uniform Gifts to Minors
JT TEN	– as joint tenants with right of survivorship and not as tenants in common		Act.............................. (State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

____

____

____________________________ Shares of the common stock represented by the within Certificate, and do hereby irrevocably

constitute and appoint ____________________________

____________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: CORBIN MATLOCK 931-490-7660 PROOF OF: MAY 29, 2008 ARNO THERAPEUTICS, INC. TSB 30180 BK
SALES: JAYNE DICKINSON 708-385-9112	OPERATOR: AP
7 / LIVE JOBS / A / ARNO 30180 BK	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF